As filed with the Securities and Exchange Commission on March 29, 2004


                                  UNITED STATES
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-A

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                            ICON INCOME FUND TEN, LLC
             (Exact name of registrant as specified in its charter)


              Delaware                                32-2193184
  (State of incorporation or organization)  (I.R.S. Employer Identification No.)



                          100 Fifth Avenue, Tenth Floor
                            New York, New York 10011
                                 (212) 418-4700
          (Address, including zip code, and telephone number, including area code, of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-103503.

Securities to be registered pursuant to Section 12(g) of the Act:

                  Shares of limited liability company interests
                                (Title of class)

     Information required in registration statement

Item 1. Description of Registrant's Securities to be Registered.

(a)      Capital Stock.

         Inapplicable

(b)      Debt Securities.

         Inapplicable

(c)      Warrants and Rights.

         Inapplicable

(d)      Other Securities.

     The shares of limited liability company interests in the registrant (the "Shares") are the securities subject to this registration statement. A description of the Shares is included in the registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-1 as filed with the Commission on February 25, 2004.

(e)      Market information for securities other than common equity.

         Inapplicable

(f)      American Depositary Receipts.

         Inapplicable

Item 2. Exhibits.

Exhibit No.      Description
-----------      -----------

1. Post-Effective Amendment No. 1 to Registration Statement on Form S-1 as filed with the Commission on February 25, 2004 (incorporated by reference).

2. Amended and Restated Operating Agreement, as amended (incorporated by reference to Exhibit A to the registrant's Prospectus, Form 424B3 as filed with the Commission on June 4, 2003, and as supplemented by Form 424B3 as filed with the Commission on October 22, 2003).

3. Subscription Agreement, including the Member Signature Page and Power of Attorney (incorporated by reference to Exhibit C to the registrant's Prospectus, Form 424B3 as filed with the Commission on June 4, 2003, and as supplemented by Form 424B3 as filed with the Commission on October 22,
     2003).

4. Certificate of Formation of Icon Income Fund Ten, LLC filed with the Delaware Secretary of State on January 2, 2003 (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1 as filed with the Commission on February 28, 2003).

                                    Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 29, 2004                           ICON INCOME FUND TEN, LLC

                                               By:  ICON Capital Corp., Manager

                                               By: /s/ Paul B. Weiss
                                               -------------------------------
                                               Paul B. Weiss, President